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                                                                   EXHIBIT 10(k)

                               FIRST AMENDMENT TO
                              REPUBLIC BANCORP INC.
                 VOLUNTARY MANAGEMENT STOCK ACCUMULATION PROGRAM

         WHEREAS, REPUBLIC BANCORP INC., a Michigan corporation (the "Company"), has previously adopted the Republic Bancorp Inc. Voluntary Management Stock Accumulation Program (the "Plan");

         WHEREAS, pursuant to Section 8 of the Plan, the Company's Board of Directors may amend the Plan; and

         WHEREAS, the Company's Board of Directors now desires to amend the Plan.

         NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company's Board of Directors, the Plan is hereby amended as follows:

         1. A new Section 6.6 shall be added to the Plan and shall read in its entirety as follows:

                  "6.6     Change in Control.  In the event of any "Change in
         Control" (as defined below):

                           (a) the vesting period of all unvested and partially vested Tandem Options held by Participants who are then designated by the Committee as "senior management" personnel of the Company shall automatically be accelerated, and all such Tandem Options shall be exercisable in full immediately from and after the time of such Change in Control;

                           (b) if the employment of any Participant who is not at the time of such Change in Control designated by the Committee as "senior management" of the Company shall be terminated by the Company without cause within one (1) year following such Change in Control, then the vesting period of all unvested and partially vested Tandem Options held by such Participant shall automatically be accelerated, and all such Tandem Options shall be exercisable in full immediately upon, from and after the date of termination of employment

                           For purposes of this Plan, a "Change in Control" occurs on the first day any one or more of the following occurs:

                           (A) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Exchange
         Act) becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing (x) 40% or more of the combined voting power of all of the Company's outstanding securities entitled to vote generally in the election of the Company's directors, or (y) 40% or more of the combined shares of the Company's capital stock then outstanding, all except in connection with any merger, consolidation, reorganization or share exchange involving the Company;

                           (B) the consummation of any merger, consolidation, reorganization or share exchange involving the Company, unless the holders of the Company's capital stock outstanding immediately before such transaction own more than 50% of the combined outstanding shares of capital stock and have more than 50% of the combined voting power in the surviving entity after such transaction and they own such securities in substantially the same proportions (relative to each other) as they owned the Company's capital stock immediately before such transaction; or

                           (C) the consummation of any sale or other disposition (in one transaction or a series of related transactions) of all, or substantially all, of the Company's assets to a person whose acquisition of 40% or more of the combined shares of the Company's capital stock then outstanding would have caused a Change in Control under paragraph (A)."
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         2. Section 6.4 of the Plan is hereby amended by (a) adding the phrase
", except following a Change in Control (as defined in Section 6.6) as provided in subsection (e), below" after the word "Disability" in the third line of subsection (a), and (b) adding the following subsection (e):

                           "(e) Change in Control. If the employment of a Participant is terminated by the Company within one (1) year following a "Change in Control" (as defined in Section 6.4), the Participant's Tandem Options, to the extent the same are exercisable upon the date of the termination of employment, shall be exercisable for a period of ninety (90) days following the date of the termination of the Participant's employment; provided, however, that in no event shall the Tandem Options be exercisable more than ten (10) years from the date they were granted."

         The foregoing First Amendment was approved by the Company's Board of Directors on October 21, 1999.

                                                 ATTEST


                                                 /s/ Dana M. Cluckey
                                                 ------------------------------
                                                 Dana M. Cluckey, President